                            Conectiv Communications,
                                      Inc.

                                       6.1

                         Certificate of Incorporation of
                        Delmarva Telecommunications, Inc.
                             Filed October 21, 1996
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                          CERTIFICATE OF INCORPORATION
                                       OF
                        DELMARVA TELECOMMUNICATIONS, INC.


         FIRST: The name of the Corporation is Delmarva Telecommunications, Inc.

         SECOND: The registered office of Delmarva Telecommunications, Inc. in the State of Delaware is located at Christiana Building, 252 Chapman Road, City of Newark, and County of New Castle, 19702, and its registered agent shall be the Corporation itself.

         THIRD: The purpose of the Corporation and the nature and objects of the business to be transacted, promoted, conducted or carried out are:

                           To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock that the Corporation shall be authorized to issue is One Thousand (1,000) shares of Common Stock having a par value of One Dollar ($1.00) per share.

         FIFTH: The name and mailing address of the Incorporator of the Corporation is:

                  Name                             Address
                  ----                             -------
                  Steven L. Biener                 Christiana Building
                                                   P.O. Box 6066
                                                   Newark, DE 19714-6066


         SIXTH: The names and mailing addresses of the directors who shall serve until the first annual meeting of stockholders or until their successors are elected and qualify are:

                  Name                             Address
                  ----                             -------
                  Joseph W. Ford                   Christiana Building
                                                   P. O. Box 6066
                                                   Newark, DE 19714-6066

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
                  Barbara S. Graham                 800 King Street
                                                    P.O. Box 231
                                                    Wilmington, DE 19899

                  Laird L. Levison                  Christiana Building
                                                    P. O. Box 6066
                                                    Newark, DE 19714-6066


         SEVENTH: The Board of Directors may make, add to, delete from, alter and repeal any By-law of the Corporation.

         EIGHTH: No director of the Corporation shall be personally liable to the Corporation for monetary damages for breach of fiduciary duty by such director, provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a director to the extent provided by law (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware. or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its directors, officers, employees and agents against expenses, judgment, fines and amounts paid in settlement actually and reasonably incurred by them by reason of their serving in such capacity to the fullest extent permitted by the Delaware General Corporation Law.

         I, the undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true and accordingly have hereunto set my hand and seal this __ day of October, 1996.


                                                      --------------------------
                                                      Steven L. Biener